Exhibit 99.1


TO:             (Affected Officers and Directors)

DATE:           December 21, 2004

SUBJECT:        Notice of Imposition of Blackout Period Pursuant to
                Section 306 of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley")

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     This notice updates and supersedes the previous notice sent to you by
Vertrue Incorporated (the "Company"), on November 23, 2004, regarding the imposition of a blackout period pursuant to Section 306(a) of Sarbanes-Oxley.

     As you may recall from the previous notice, the Company will be transitioning the investment, trustee, and record keeping services in the Vertrue 401(k) Profit Sharing Plan (the "401(k) Plan") from Principal Financial Group and Bankers Trust Co., NA to Fidelity Investments. While the transition is in effect, participants in the 401(k) Plan will temporarily be unable to direct or diversify investments in their 401(k) Plan account (including investments in the Company's common stock), change their future contributions or investment elections, obtain a loan from the 401(k) Plan, or obtain a distribution from the 401(k) Plan. This period, during which participants in the 401(k) Plan will be unable to exercise these rights otherwise available under the 401(k) Plan, is called a "blackout period". The blackout period was originally scheduled to begin on December 23, 2004 and end on January 24, 2005, but is being changed as further set forth in this notice.

     As you know, the Company is currently involved in a self-tender offer for its common stock that was due to expire on December 15, 2004. The Company recently announced an extension of the expiration date of that tender offer. Because transitioning the investment, trustee and recordkeeping services during the extension of the tender offer would be administratively impracticable, the blackout period previously disclosed to you is being changed. The blackout period is now expected to begin on January 17, 2005 and end on February 15, 2005. During this time, you can determine whether the blackout period has started or ended by contacting Tami Pauley, the administrator of the 401(k) Plan, by telephone at 402-661-2583, by mail at 9500 West Dodge Road, Omaha, NE 68114, or by e-mail at tami.pauley@vertrue.com.

     Section 306(a) of Sarbanes-Oxley requires that, during the blackout period, all executive officers and directors of the Company be prohibited from trading in all Company equity securities ("Service Securities") acquired by them in connection with their service and/or employment with the Company in such capacities. As a result, during the blackout period, you will not be able to directly or indirectly, acquire, dispose of or transfer any Service Securities, subject to certain limited exceptions. To determine whether an exception applies to a transaction by you in Service Securities, you must contact either George Thomas at 203-674-7069 or Jim Duffy at 203-674-7417 (the "Designated Company Officers"). The mailing address for the Designated Company Officers is 680 Washington Blvd., Stanford, CT 06901.



     Please note that only your Service Securities will be affected by this blackout period. You will remain able to acquire, dispose of or transfer any Company equity securities that do not qualify as Service Securities to the extent that you are not prohibited from doing so under any Company policy. Prior to effecting any acquisition, disposition or transfer of Company equity securities during the blackout period, you should confirm with the Designated Company Officers that such transaction is permissible.

If you have any questions concerning this notice, you should contact the Designated Company Officers.


                                VERTRUE INCORPORATED


                                By:   /s/   George W. M. Thomas
                                      _________________________
                                       Name: George W. M. Thomas
                                       Title:   Senior Vice President,
                                                  General Counsel